Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We have issued our reports dated March 12, 2014 with respect to the consolidated financial statements  and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 27, 2013 of Pulse Electronics Corporation, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP
San Diego, California
June 11, 2014